QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2002

WASHINGTON GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other jurisdiction of incorporation)

1-12054	35-0565601
(Commission File Number)	(IRS Employer Identification No.)

720 Park Boulevard, Boise, Idaho	83729
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code 208-386-5000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

        As previously reported, on January 25, 2002 (the "Effective Date"), Washington Group International, Inc. ("WGI") emerged from chapter 11 bankruptcy protection pursuant to its Second Amended Joint Plan of Reorganization, as modified and confirmed by the United States Bankruptcy Court for the District of Nevada (the "Plan"). As also previously reported, on March 25, 2002, WGI issued a news release announcing the appointment of several new members of the initial board of directors of reorganized WGI (the "Board"). On April 22, 2002, WGI issued a news release announcing the appointment of the final member of the Board in accordance with the Plan. The news release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by this reference.

        On April 9, 2002, WGI filed a Notice of Identification of Director of the Board with the bankruptcy court, designating Admiral William J. "Bud" Flanagan as the final member of the Board. In accordance with the Plan, this designation became effective on April 19, 2002. Admiral Flanagan replaces H. Peter Boger, who served as a director on the Board in an interim capacity pending this final designation. Admiral Flanagan is a member of Class I of the Board, and accordingly, will hold office until the annual meeting of stockholders to be held in 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

Exhibit Number	Exhibit
99.1	News Release dated April 22, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
April 26, 2002	By:	/s/ CRAIG G. TAYLOR Craig G. Taylor Secretary

QuickLinks

  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES